Exhibit 99.1
Encore Energy Partners LP Announces Second Quarter 2010 Results
DALLAS, Texas — (BUSINESS WIRE) — August 5, 2010
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its unaudited second quarter 2010 results.
Summary of Second Quarter 2010 Results
The following table highlights certain reported amounts for the second quarter of 2010 (Common units and dollars in millions, except quarterly distribution per unit):

Three Months Ended
June 30, 2010
Adjusted EBITDAX	$30.1
Net income excluding non-cash items	$11.4
Net income	$26.5
Distributable cash flow	$25.0
Total distributions to be paid	$22.9
Quarterly distribution per unit	$0.50
Coverage ratio (distributable cash to distributions)	1.1
Weighted average diluted common units outstanding	45.3
Total units to which Q2 distributions will be paid	45.8
Oil and natural gas revenues	$44.8
Average daily production volumes (BOE/D)	8,841
Oil as a percentage of total production volumes	70%
Oil and natural gas development costs	$1.7
Adjusted EBITDAX (earnings before depletion, depreciation, and amortization expense; non-cash equity based compensation expense; exploration expense; interest and other expense; income tax expense; and non-cash derivative fair value gain) totaled $30.1 million for the second quarter of 2010 and distributable cash flow totaled $25.0 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures, which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.
ENP’s net income for the second quarter of 2010 was $26.5 million ($0.58 per common unit). The second quarter 2010 results include a non-cash derivative fair value gain of $15.2 million and non-cash equity-based compensation of $0.1 million. Excluding these amounts, net income for the quarter was $11.4 million ($0.25 per common unit). Net income excluding certain items is a non-GAAP financial measure, which is defined and reconciled to its most directly comparable GAAP financial measure in the attached financial schedules.
Average daily production for the second quarter of 2010 was 6,173 Bbls of oil per day and 16,011 Mcf of natural gas per day, for combined average daily production of 8,841 BOE.
For the second quarter of 2010, the Partnership’s average realized wellhead oil price was $68.53 per Bbl, and the average realized wellhead natural gas price was $4.32 per Mcf. During the quarter, the Partnership’s oil differential to NYMEX averaged a negative 12 percent ($9.59 per Bbl) and its natural gas differential to NYMEX averaged a negative one percent ($0.03 per Mcf). The Partnership’s second quarter oil differential was adversely impacted by a temporary refinery shut-down in the Northern Rockies, lowering the Partnership’s realized oil price for the quarter, but the oil differential has since returned to more normal levels. The average NYMEX oil price was $78.12 per Bbl in the second quarter of 2010, and the average NYMEX natural gas price was $4.35 per Mcf.
Lease operating expense for the second quarter of 2010 was $10.5 million ($13.02 per BOE).
General and administrative expense for the second quarter of 2010 was $3.5 million ($4.40 per BOE). Included in this amount is a $1 million fee for independent financial advisors retained by the Conflicts Committee of the board of directors of the Partnership’s general partner (the “General Partner”) to assist in its responsibilities with regard to any potential transaction involving the Partnership and its general partner as described below (see “Strategic Alternatives and Asset Transaction Processes”).
Depletion, depreciation, and amortization expense for the second quarter of 2010 was $12.8 million ($15.96 per BOE).
Operations Update
The Partnership invested $1.7 million in its capital program during the second quarter of 2010. The money was invested primarily in various well work-over projects and miscellaneous field development.
Liquidity Update
At June 30, 2010, ENP had $245 million outstanding under its revolving credit facility. On June 14, 2010, the borrowing base of the Partnership’s revolving credit facility was reaffirmed at $375 million, giving the Partnership $130 million of remaining availability at June 30, 2010.
Strategic Alternatives and Asset Transaction Processes
On April 30, 2010, ENP and Denbury Resources Inc. (“Denbury”), the ultimate parent of the General Partner, announced their intent to explore a broad range of strategic alternatives (“strategic process”) to enhance the value of ENP’s common units, including, but not limited to, those involving a possible merger, sale, or other transaction involving ENP, Denbury’s interest in the General Partner, or all or part of the ENP common units that Denbury owns. Additionally, ENP and Denbury also announced their intent to explore a sale or other transaction involving one or more of ENP’s assets (“asset process”), initiated in light of the substantial projected capital requirements required to recognize the full potential value of certain fields owned by ENP which are possible CO2 tertiary projects, such as the Elk Basin field. Although either or both of these processes may result in one or more transactions involving ENP, Denbury, and/or a third party, there is no assurance that a review of strategic alternatives or consideration of an asset transaction will result in the proposal or completion of any transaction with acceptable terms.
Conference Call Details
Title: Denbury Resources Inc. and Encore Energy Partners LP Conference Call
Date and Time: Thursday, August 5, 2010 at 10:00 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
If you are unable to participate during the live broadcast, the call will be archived on the Partnership’s website for approximately 30 days. The audio portion of the call will also be available for playback by phone for one month after the call by dialing 877-344-7529 or 412-317-0088 and entering replay code number 440254.
About the Partnership
On March 9, 2010, Denbury acquired Encore Acquisition Company, which owned the general partner of ENP. As a result of that merger, Denbury now owns the General Partner and approximately 46% of ENP’s outstanding common units. ENP’s goal is to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including ENP’s evaluation of strategic alternatives, possible future transactions (including the timing or effects thereof), potential changes in ENP’s current business plan, increases in unitholder value expected distributions, the benefits, timing, and mix of acquisitions, and expected production volumes, expenses, taxes, capital expenditures, and differentials. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions, including on a worldwide basis; industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
SOURCE: Encore Energy Partners LP
ENCORE ENERGY PARTNERS LP
Phil Rykhoek, 972-673-2000
Chief Executive Officer
or
Mark Allen, 972-673-2000
Chief Financial Officer
or
Laurie Burkes, 972-673-2166
Investor Relations Manager
www.encoreenp.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009 (a)	2010	2009 (a)
Revenues:
Oil	$38,494	$31,991	$78,447	$53,458
Natural gas	6,288	4,526	14,910	9,188
Marketing	77	109	147	279

Total revenues	44,859	36,626	93,504	62,925

Expenses:
Production:
Lease operating	10,475	10,740	22,094	22,897
Production taxes and marketing	4,678	4,122	9,744	7,342
Depletion, depreciation, and amortization	12,839	15,077	25,690	29,586
Exploration	55	18	76	40
General and administrative	3,543	3,228	7,271	6,243
Derivative fair value loss (gain)	(16,543)	37,440	(21,956)	26,533

Total operating expenses	15,047	70,625	42,919	92,641

Operating income (loss)	29,812	(33,999)	50,585	(29,716)

Other income (expenses):
Interest	(3,276)	(2,351)	(6,635)	(4,567)
Other	13	1	38	11

Total other expenses	(3,263)	(2,350)	(6,597)	(4,556)

Income (loss) before income taxes	26,549	(36,349)	43,988	(34,272)
Income tax provision	(85)	(200)	(111)	(201)

Net income (loss)	$26,464	$(36,549)	$43,877	$(34,473)

Net income (loss) allocation:
Limited partners’ interest in net income (loss)	$26,173	$(37,093)	$43,394	$(32,582)
General partner’s interest in net income (loss)	$291	$(630)	$483	$(573)

Net income (loss) per common unit:
Basic	$0.58	$(1.08)	$0.96	$(0.97)
Diluted	$0.58	$(1.08)	$0.96	$(0.97)

Weighted average common units outstanding:
Basic	45,342	34,260	45,320	33,672
Diluted	45,342	34,260	45,333	33,672

(a)	In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating, L.P. (“Encore Operating”). Because these assets were acquired from an affiliate, the acquisition was accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2010	2009 (a)

Net income (loss)	$43,877	$(34,473)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash and other items	12,047	99,002
Changes in operating assets and liabilities	17,690	(7,508)

Net cash provided by operating activities	73,614	57,021

Net cash used in investing activities	(3,122)	(32,449)

Financing activities:
Net proceeds from issuance of common units	—	40,724
Net proceeds from (payments on) long-term debt	(10,000)	45,000
Deemed distributions to affiliates in connection with the acquisition of assets	—	(72,149)
Cash distributions to unitholders	(47,536)	(33,582)
Other	(6)	(5,112)

Net cash used in financing activities	(57,542)	(25,119)

Increase (decrease) in cash and cash equivalents	12,950	(547)
Cash and cash equivalents, beginning of period	1,754	619

Cash and cash equivalents, end of period	$14,704	$72

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
Total assets	$696,909	$719,651

Liabilities (excluding long-term debt)	$46,776	$58,647
Long-term debt	245,000	255,000
Partners’ equity	405,133	406,004

Total liabilities and partners’ equity	$696,909	$719,651

Working capital (b)	$20,007	$15,558

(a)	In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating. Because these assets were acquired from an affiliate, the acquisition was accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

(b)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009 (a)	2010	2009 (a)
Total production volumes:
Oil (MBbls)	562	598	1,122	1,189
Natural gas (MMcf)	1,457	1,447	2,972	2,807
Combined (MBOE)	805	839	1,618	1,657

Average daily production volumes:
Oil (Bbls/D)	6,173	6,571	6,200	6,570
Natural gas (Mcf/D)	16,011	15,897	16,420	15,510
Combined (BOE/D)	8,841	9,221	8,937	9,155

Average realized prices:
Oil (per Bbl)	$68.53	$53.50	$69.90	$44.96
Natural gas (per Mcf)	4.32	3.13	5.02	3.27
Combined (per BOE)	55.66	43.52	57.71	37.81

Average expenses per BOE:
Lease operating	$13.02	$12.80	$13.66	$13.82
Production taxes and marketing	5.82	4.91	6.02	4.43
Depletion, depreciation, and amortization	15.96	17.97	15.88	17.86
Exploration	0.07	0.02	0.05	0.02
General and administrative	4.40	3.85	4.49	3.77
Derivative fair value loss (gain)	(20.56)	44.62	(13.57)	16.01

(a)	In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating. Because these assets were acquired from an affiliate, the acquisition was accounted for as a transaction between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

Encore Energy Partners LP
Derivative Summary as of August 5, 2010
(unaudited)
Oil Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
Aug. — Dec. 2010
	880	$80.00	440	$93.80	760	$75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—

2011
	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	—	—
	760	65.00	—	—	250	69.65

2012
	750	70.00	500	82.05	210	81.62
	1,510	65.00	250	79.25	1,300	76.54
Natural Gas Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
Aug. — Dec. 2010
	3,800	$8.20	3,800	$9.58	5,452	$6.20
	4,698	7.26	—	—	550	5.86

2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86

2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86
Interest Rate Swaps

	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
Aug. 2010 - Jan. 2011	$50,000	3.1610%	1-month LIBOR
Aug. 2010 - Jan. 2011	25,000	2.9650%	1-month LIBOR
Aug. 2010 - Jan. 2011	25,000	2.9613%	1-month LIBOR
Aug. 2010 - Mar. 2012	50,000	2.4200%	1-month LIBOR

(c)	Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
     This press release includes a discussion of “Adjusted EBITDAX,” which is a non-GAAP financial measure. The following table provides reconciliations of “Adjusted EBITDAX” to net income and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended June 30, 2010:

Net income	$26,464
Depletion, depreciation, and amortization	12,839
Non-cash equity-based compensation expense	135
Exploration expense	55
Interest expense and other	3,263
Income taxes	85
Non-cash derivative fair value gain	(12,771)

Adjusted EBITDAX	30,070
Changes in operating assets and liabilities	7,994
Other non-cash expenses	9
Cash interest expense	(2,882)
Cash exploration expense	(26)
Current income taxes	(72)

Net cash provided by operating activities	$35,093

     “Adjusted EBITDAX” is used as a supplemental financial measure by ENP’s management and by external users of ENP’s financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     “Adjusted EBITDAX” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “Adjusted EBITDAX” may not be comparable to similarly titled measures of another entity because all companies may not calculate “Adjusted EBITDAX” in the same manner.
     This press release also includes a discussion of “Distributable cash flow,” which is a non-GAAP financial measure. The following table provides a reconciliation of “distributable cash flow” to net income and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended June 30, 2010:

Net income	$26,464
Depletion, depreciation, and amortization	12,839
Non-cash equity-based compensation expense	135
Non-cash derivative fair value gain	(12,771)
Exploration expense	55
Development capital	(1,729)

Distributable cash flow	24,993
Changes in operating assets and liabilities	7,994
Other non-cash expenses	9
Non-cash interest	381
Cash exploration expense	(26)
Deferred income taxes	13
Development capital	1,729

Net cash provided by operating activities	$35,093

     ENP believes that “distributable cash flow” is a useful measure of ENP’s financial and operating performance and its ability to continue to make quarterly distributions.
     “Distributable cash flow” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “distributable cash flow” may not be comparable to similarly titled measures of another entity because all entities may not calculate “distributable cash flow” in the same manner.
     This press release also includes a discussion of “Coverage ratio,” which is a non-GAAP liquidity measure. The following table provides the calculation of “coverage ratio” for the three months ended June 30, 2010:

Distributable cash flow		$24,993
Divided by:
Equivalent outstanding units	45,846
Times: cash distribution per unit paid	$0.50	22,923

Coverage ratio		1.1	x

     “Coverage ratio” is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP’s goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of ENP’s general partner.
     This press release also includes a discussion of “Net income excluding certain items,” which is a non-GAAP financial measure. The following table provides a reconciliation of “net income excluding certain items” to net income allocated to unitholders, ENP’s most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended June 30, 2010:

		Per Diluted
	Total	Common Unit
Net income allocated to unitholders	$26,464	$0.58
Non-cash equity-based compensation expense	135	—
Non-cash derivative fair value gain excluding premium amortization	(15,218)	(0.33)

Net income excluding certain items	$11,381	$0.25

     ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     “Net income excluding certain items” should not be considered an alternative to net income allocated to unitholders, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “net income excluding certain items” may not be comparable to similarly titled measures of another entity because all entities may not calculate “net income excluding certain items” in the same manner.